Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269416
COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
SUPPLEMENT NO. 4 DATED JULY 11, 2024
TO THE PROSPECTUS DATED APRIL 12, 2024
This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of Cohen & Steers Income Opportunities REIT, Inc., dated April 12, 2024 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meaning as in the Prospectus. References herein to “we”, “us”, or “our” refer to Cohen & Steers Income Opportunities REIT, Inc. and its consolidated subsidiaries unless the context specifically requires otherwise.
The purposes of this Supplement are as follows:
•to disclose the transaction price for each class of our common stock as of August 1, 2024;
•to disclose the calculation of our June 30, 2024 net asset value (“NAV”) per share for each class of our common stock;
•to provide an update on the status of our current public offering;
•to update the “Suitability Standards” section of the Prospectus;
•to update the “Experts” section of the Prospectus; and
•to update the Form of Subscription Agreement in the Prospectus.
August 1, 2024 Transaction Price
The transaction price for each share class of our common stock sold in this offering for subscriptions accepted as of August 1, 2024 (and repurchases, if applicable, as of July 31, 2024) is as follows:

Transaction Price (per share)
Class T	$10.45
Class S	$10.45
Class D	$10.45
Class I	$10.45
Class F-T	$10.45
Class F-S	$10.45
Class F-D	$10.45
Class F-I	$10.45
The transaction price for our Class I shares is equal to such class's NAV per share as of June 30, 2024. A detailed presentation of the NAV per share is set forth below.
As of June 30, 2024, we had no Class T shares, Class S shares, Class D shares, Class F-T shares, Class F-S shares, Class F-D shares or Class F-I shares outstanding. As a result, the transaction price for each of our Class T, Class S shares, Class D shares, Class F-T, Class F-S shares, Class F-D shares and Class F-I shares is based on the NAV per share for our Class I shares as of June 30, 2024. Class P shares are not sold as a part of our public offering. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class.

June 30, 2024 NAV Per Share
We calculate NAV per share in accordance with the valuation guidelines approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at https://www.cnsreit.com.
Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for important information about how our NAV is determined. The Advisor is ultimately responsible for determining our NAV.
The following table provides a breakdown of the major components of our total NAV as of June 30, 2024 ($ and shares in thousands):

Components of NAV	June 30, 2024
Investments in real estate	$43,900
Investments in real estate-related securities	4,519
Cash and cash equivalents	2,215
Other assets	1,947
Dividend payable	(208)
Other liabilities	(1,439)
Accrued performance participation allocation	(2)
Non-controlling interests in joint ventures	(532)
Net asset value	$50,400
Number of outstanding shares of common stock	4,788
The following table provides a breakdown of our total NAV and NAV per share of common stock by class as of June 30, 2024 ($ and shares in thousands, except per share data):

NAV Per Share	Class I	Class P	Total
Net asset value	$522	$49,878	$50,400
Number of outstanding shares	50	4,738	4,788
NAV per share	$10.45	$10.53
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the June 30, 2024 valuation of our investments in real estate.

Property Type	Discount Rate	Exit Capitalization Rate
Community shopping center	10.00%	8.75%
These assumptions are determined by our independent valuation advisor and reviewed by the Advisor. A change in these assumptions would impact the calculation of the value of our investments in real estate. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investments in real estate value:

Input	Hypothetical Change	Investments in Real Estate Value
Discount Rate	0.25% decrease	1.59%
	0.25% increase	(1.59)%
Exit Capitalization Rate	0.25% decrease	1.37%
	0.25% increase	(1.37)%

Status of Our Current Public Offering
We are currently offering on a continuous basis up to $3.0 billion in shares of our common stock, consisting of up to $2.4 billion in shares in our primary offering and up to $0.6 billion in shares pursuant to our distribution reinvestment plan. As of the date hereof, we have issued and sold 9,671 Class I shares in our primary offering for total proceeds of approximately $0.1 million. As of the date hereof, we have not sold any Class T shares, Class S shares, Class D shares, Class F-T shares, Class F-S shares, Class F-D shares or Class F-I shares and we have not sold any shares pursuant to our distribution reinvestment plan. We intend to continue selling shares in the public offering on a monthly basis.
Suitability Standards
In the “Suitability Standards” section, the following supersedes and replaces the standard for Pennsylvania investors.
Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in us. In addition, because there is no minimum offering, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives, and to inquire as to the current dollar value of our subscriptions. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law.
Experts
The following disclosure is added to the “Experts” section of the Prospectus.
The estimated market value of our investments in real estate as of June 30, 2024 presented under the section “June 30, 2024 NAV Per Share” of this Supplement have been prepared by SitusAMC Real Estate Valuation Services, LLC, an independent valuation firm, and are included in this Supplement given the authority of such firm as experts in property valuations and appraisals. SitusAMC Real Estate Valuation Services, LLC will not calculate or be responsible for our NAV per share for any class of our shares.
Form of Subscription Agreement
The Form of Subscription Agreement included as Appendix B in the Prospectus is superseded and replaced with the Form of Subscription Agreement attached as Appendix A to this supplement.

Appendix A
Form of Subscription Agreement

Subscription Agreement

For Shares of Cohen & Steers Income Opportunities REIT, Inc.

COHEN & STEERS **Income Opportunities REIT (CNSREIT)**

1. Your Investment

Investment Amount $ ______________________

☐ Initial Purchase
☐ Subsequent Purchase

Investment Method

☐ By mail Attach a check to this agreement. Make all checks payable to: COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.

☐ By wire Name: SS&C GIDS, INC., AS AGENT FOR COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
Bank Name: UMB
ABA: 1010-0069-5
DDA: 9872587391

☐ Broker-dealer/Financial advisor will make payment on your behalf

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted.*

SHARE CLASS SELECTION *(required)*

☐ **SHARE CLASS T** *(minimum investment $2,500)*
☐ **SHARE CLASS S** *(minimum investment $2,500)*
☐ **SHARE CLASS D** *(minimum investment $2,500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)*
☐ **SHARE CLASS I** *(minimum investment $1,000,000 (unless waived); available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)*
☐ **SHARE CLASS F-T** *(minimum investment $2,500)*
☐ **SHARE CLASS F-S** *(minimum investment $2,500)*
☐ **SHARE CLASS F-D** *(minimum investment $2,500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)*
☐ **SHARE CLASS F-I** *(minimum investment $1,000,000 (unless waived); available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)*

Are you a Cohen & Steers Employee or Affiliate, a Cohen & Steers Income Opportunities REIT Officer or Director or an Immediate Family Member[1] of a Cohen & Steers Income Opportunities REIT Officer or Director (required)?

☐ Cohen & Steers Employee ☐ Cohen & Steers Affiliate ☐ Cohen & Steers Income Opportunities REIT Officer or Director ☐ Immediate Family Member of Cohen & Steers Income Opportunities REIT Officer or Director ☐ Not Applicable

[1] **"Immediate Family Member"** means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother- or sister-in-law of an officer or director, and includes adoptive relationships.

1

SAMPLE

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers | Income Opportunities REIT (CNSREIT)

2. Ownership Type (Select only one)

Taxable Account Type	***Non-Taxable Account Type***
Brokerage Account Number ________________	Custodian Account Number ________________
☐ Individual or Joint Tenant with Rights of Survivorship	☐ IRA
☐ Transfer on Death *(Optional Designation. Not Available for Louisiana Residents. See Section 3C.)*	☐ ROTH IRA
☐ Tenants in Common	☐ SEP IRA
☐ Community Property	☐ SIMPLE IRA
☐ Uniform Gift/Transfer to Minors State of ________________	☐ Pension Plan (*Include Certification of Investment Powers Form*)
☐ Trust *(Include Certification of Investment Powers Form)*	☐ Other
☐ Corporation / Partnership / Other *(Corporate Resolution or Partnership Agreement Required)*	

Custodian Information (*to be completed by custodian*):

Name: ________________________________

Tax ID #: ________________________________

Phone #: ________________________________

Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other
(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name | Tax ID Number | Date of Trust:

Exemptions
(See Form W-9 instructions at www.irs.gov)

Exempt payee code *(if any)* ____________

Exemption from FATCA reporting code *(if any)* ________________________

Entity Type *(Select one. Required)*

☐ Retirement Plan
☐ Trust
☐ S-Corp
☐ Other
☐ C-Corp
☐ LLC
☐ Partnership

Jurisdiction (if Non-U.S.) ____________
(*Attach a completed applicable Form W-8*)

SAMPLE

2

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

3. Investor Information

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*
(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name (MI) | Last Name | Gender

Social Security Number/Tax ID | Date of Birth (MM/DD/YYYY) | Daytime Phone Number

Residential Street Address | City | State | Zip Code

Email Address

If Non-U.S. Citizen, specify country of citizenship and select one below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Feb 2014)* Country of Citizenship ________________

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name (MI) | Last Name | Gender

Social Security Number/Tax ID | Date of Birth (MM/DD/YYYY) | Daytime Phone Number

Residential Street Address | City | State | Zip Code

Email Address

If Non-U.S. Citizen, specify country of citizenship and select one below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Feb 2014)* Country of Citizenship ________________

If you are a Cohen & Steers Employee, Officer, Director or Affiliate, please select one below (*required*):

☐ Cohen & Steers Employee ☐ Cohen & Steers Officer or Director ☐ Cohen & Steers Affiliate

SAMPLE

3

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

C. Transfer on Death Beneficiary Information *(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)*

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%

4. Contact Information *(If different than provided in Section 3A)*

Email Address

Mailing Address	City	State	Zip Code

5. Select How You Want to Receive Your Distributions *(If different than provided in Section 3A)*

Please read the following section carefully.

YOU ARE AUTOMATICALLY ENROLLED IN THE DISTRIBUTION REINVESTMENT PLAN UNLESS YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON.

☐ If you are not a resident of the states listed above, you *are* automatically enrolled in the Distribution Reinvestment Plan; please check here if you do not wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

IMPORTANT: If you are not enrolled in the Distribution Reinvestment Plan, please complete the Cash Distribution Information section below.

SAMPLE

4

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

Cash Distribution Information

For Custodial held accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the Custodian

A. ☐ Cash/Check Mailed to the address set forth above *(Available for Non-Custodial Investors only.)*

B. ☐ Cash/Check Mailed to Third Party/Custodian

Name/Entity Name/Financial Institution | Mailing Address

City | State | Zip Code | Account Number *(Required)*

C. ☐ Cash/Direct Deposit Attach a pre-printed voided check. *(Non-Custodian Investors Only)*

I authorize Cohen & Steers Income Opportunities REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Cohen & Steers Income Opportunities REIT, Inc. in writing to cancel it. In the event that Cohen & Steers Income Opportunities REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name | Mailing Address | City | State

Your Bank's ABA Routing Number | Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

Election to Participate in Distribution Reinvestment Plan for Certain States

☐ If you are a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you *are not* automatically enrolled in the Distribution Reinvestment Plan; please check here if you wish to enroll in the Distribution Reinvestment Plan.

SAMPLE

5

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

6. Broker-Dealer/Financial Advisor Information *(Required Information. All fields must be completed.)*

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer	Financial Advisor Name	
Advisor Mailing Address		
City	State	Zip Code
Financial Advisor Number	Branch Number	Telephone Number
E-mail Address	Fax Number	

Please note that unless previously agreed to in writing by Cohen & Steers Income Opportunities REIT, Inc., all sales of securities must be made through a Broker-Dealer or other financial intermediary. Cohen & Steers Securities, LLC is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

SAMPLE

6

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

The undersigned Financial Advisor represents and certifies that, if the investor is a "retail customer" as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Financial Advisor ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Advisor have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ______________________ ______ X ______________________ ______

Financial Advisor Signature *Date* *Branch Manager Signature (If required by Broker-Dealer)* *Date*

7. Electronic Delivery Form *(Optional)*

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cohen & Steers Income Opportunities REIT, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.
By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

☐ I consent to electronic delivery

Email ____

If blank, the email provided in Section 4 or Section 3A will be used.

8. Subscriber Signatures

Cohen & Steers Income Opportunities REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Cohen & Steers Income Opportunities REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

SAMPLE

7

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Cohen & Steers Income Opportunities REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

8.a. Please Note: All Items in this Section Must Be Read and Initialed

I have received a copy of the Final Prospectus.	Initials	Initials
I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.	Initials	Initials
In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	Initials	Initials
If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.	Initials	Initials
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	Initials	Initials
I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.	Initials	Initials
I am purchasing the Shares for my own account.	Initials	Initials
I understand that the transaction price per share at which my investment will be executed will be made available at *www.cnsreit.com* and in a prospectus supplement filed with the SEC, available at *www.sec.gov*.	Initials	Initials
I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Cohen & Steers Income Opportunities REIT, Inc.'s toll-free, automated telephone line, 1-855-400-5947.	Initials	Initials

SAMPLE

8

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

8.b. If you live in any of the following states, please read the following carefully: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, North Carolina, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am an **Alabama** resident, my investment in Cohen & Steers Income Opportunities REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am a **California** resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in this offering may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" excludes home, home furnishings and automobiles.

Initials *Initials*

If I am an **Idaho** resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Cohen & Steers Income Opportunities REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am an **Iowa** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.

Initials *Initials*

If I am a **Kentucky** resident, my investment in Cohen & Steers Income Opportunities REIT, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

SAMPLE

9

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

Initials *Initials*

If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am a **Massachusetts** resident, my investment in Cohen & Steers Income Opportunities REIT, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am a **Missouri** resident, no more than ten percent (10%) of my liquid net worth shall be invested in Cohen & Steers Income Opportunities REIT, Inc. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am a **Nebraska** resident, and I do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth.

Initials *Initials*

If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Cohen & Steers Income Opportunities REIT, Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

Initials *Initials*

If I am a **New Mexico** resident I must limit my investment in Cohen & Steers Income Opportunities REIT, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am a **North Dakota** resident, I have a net worth of at least 10 times my investment in Cohen & Steers Income Opportunities REIT, Inc.

Initials *Initials*

SAMPLE

10

Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

COHEN & STEERS Income Opportunities REIT (CNSREIT)

If I am an **Ohio** resident, my investment in Cohen & Steers Income Opportunities REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities.

Initials *Initials*

If I am an **Oregon** resident, my investment in Cohen & Steers Income Opportunities REIT, Inc. may not exceed 10% of my net worth.

Initials *Initials*

If I am a **Pennsylvania** resident, my investment in Cohen & Steers Income Opportunities REIT, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). In addition, because there is no minimum offering, you are cautioned to carefully evaluate Cohen & Steers Income Opportunities REIT Inc.'s ability to fully accomplish its stated objectives, and to inquire as to the current dollar value of its subscriptions. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law.

Initials *Initials*

If I am a **Puerto Rico** resident, my investment in Cohen & Steers Income Opportunities REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Initials *Initials*

If I am a **Tennessee** resident who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in Cohen & Steers Income Opportunities REIT, Inc. may not be more than 10% of my net worth.

Initials *Initials*

If I am a **Vermont** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

Initials *Initials*

In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

SAMPLE

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Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

I declare that the information supplied above is true and correct and may be relied upon by Cohen & Steers Income Opportunities REIT, Inc. Cohen & Steers Securities, LLC will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker-dealer or other financial intermediary. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Cohen & Steers Income Opportunities REIT, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X		
	Signature of Investor	*Date*		*Signature of Co-Investor or Custodian (If applicable)*	*Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

SAMPLE

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Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

9. ERISA Information *(Required Information. All fields must be completed.)*

1. **Are you a "benefit plan investor" within the meaning of the Plan Asset Regulations[2] or will you use the assets of a "benefit plan investor"[3] to invest in Cohen & Steers Income Opportunities REIT, Inc.?**

☐ Yes ☐ No

2. **If Question (1) above is "yes"** please indicate what percentage of the purchaser's assets invested in the Cohen & Steers Income Opportunities REIT, Inc. are considered to be the assets of "benefit plan investors" within the meaning of the Plan Asset Regulations: ________%

3. **If you are investing the assets of an insurance company general account** please indicate what percentage of the insurance company general account's assets invested in Cohen & Steers Income Opportunities REIT, Inc. are the assets of "benefit plan investors" within the meaning of Section 401 of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder? ________%

4. **Please indicate if you are "Controlling Person" defined as:** (i) a person (including an entity), other than a "benefit plan investor" who has discretionary authority or control with respect to the assets of the Cohen & Steers Income Opportunities REIT, Inc., a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any "affiliate" of such a person. An "affiliate" of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, "control," with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

SAMPLE

[2] "**Plan Asset Regulations**" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

[3] The term "**benefit plan investor**" includes, for e.g.: (i) an "employee benefit plan" as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) "plans" described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), that is subject to section 4975 of the Code (including, for e.g., an "individual retirement account", an "individual retirement annuity", a "Keogh" plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more "employee benefit plans" or "plans" (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

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Subscription Agreement
For Shares of Cohen & Steers Income Opportunities REIT, Inc.

Cohen & Steers Income Opportunities REIT (CNSREIT)

10. Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Cohen & Steers Income Opportunities REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify the Broker-Dealer or financial intermediary that introduced such investor to Cohen & Steers Income Opportunities REIT, Inc. in writing. The Broker-Dealer or financial intermediary may notify Cohen & Steers Income Opportunities REIT, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Cohen & Steers Income Opportunities REIT, Inc. may rely on such notification to terminate such investor's participation in the Distribution Reinvestment Plan.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Cohen & Steers Income Opportunities REIT, Inc.

You may mail this completed form to:

Regular Mail:
Cohen & Steers Income Opportunities REIT, Inc.
c/o SS&C GIDS, Inc.
P.O. Box 219121
Kansas City, MO 64121-9121

Direct Overnight Mail:
Cohen & Steers Income Opportunities REIT, Inc.
c/o SS&C GIDS, Inc.
430 West 7th Street, Suite 219121
Kansas City, MO 64105-9121

Should you have any questions concerning this form, please contact CNSREIT Investor Relations at: 855-400-5947.

SAMPLE

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